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                                                                     EXHIBIT 5.1


                                  May 7, 1996


Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas  78758

Ladies and Gentlemen:

     We have acted as counsel to Scientific Measurement Systems, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of options to acquire 4,909,482 shares of Common Stock, $.05 par value per share (the "Shares") and 4,909,482 shares issuable on exercise of such options, of the Company pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on May 8, 1996 (the "Registration Statement").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for the purposes of this opinion, including (i) the Registration Statement, (ii) the Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Texas and (iii) the Bylaws of the Company.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents.

     Based on the foregoing and having due regard for legal considerations we deem relevant, we are of the opinion that the Shares, when sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion is limited in all respects to the laws of the State of Texas and the United States of America.

     This opinion may be filed as an exhibit to the Registration Statement.

                                    Sincerely,

                                    JENKENS & GILCHRIST,
                                    A Professional Corporation

                                    By:  /s/J. Rowland Cook
                                         ---------------------------------------
                                         J. Rowland Cook
                                         For the Corporation